EXHIBIT 16

December 14, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	NutraCea
File No. 000-32565

Dear Sir or Madam:

We have read Item 4.01 of NutraCea’s Form 8-K to be filed with the Commission on or about December 15, 2006, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas